AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                              MEDCROSS, INC.

  MEDCROSS, INC., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

   1. The name of the corporation is MEDCROSS, INC. and the name under which the corporation was originally incorporated is Mobile Medical, Inc. The date of filing its original Articles of Incorporation with the Department of State was April 21, 1983.

   2. These Amended and Restated Articles of Incorporation have been adopted by the shareholders and the Board of Directors pursuant to Sections 607.194(4) and 607.194(2), respectively, Florida Statutes.

ARTICLE I

NAME

  The name of this corporation is MEDCROSS, INC.

ARTICLE II

PURPOSES

  This corporation may engage in any activity or business permitted under the laws of the United States of America and of this State.

ARTICLE III

CAPITAL STOCK

   The maximum number of shares of stock which this corporation is authorized to have at any time is:

       (a) 20,000,000 shares of common stock, having a par value of $.007 per share (the "Common Stock"); and

       (b) 500,000 shares of preferred stock, having a par value of $10.00 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series. The Board of Directors shall have the authority to divide the Preferred Stock into one or more series and, subject to the provisions and limitations set forth herein, to determine the relative rights and preferences of the shares of any series so established with regard to the rate or manner of payment of dividends, whether such shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, sinking fund provisions, if any, for the redemption or purchase of such shares, the terms and conditions, if any, on which such shares may be converted, and voting rights, if any. Provided,
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however, except as to any rights and preferences as determined by the Board of
Directors as set forth above, all shares of such Preferred Stock regardless of series shall be identical.

       (c) Of the 250,000 shares of Preferred Stock authorized hereunder, 7,500 shares of Preferred Stock shall be designated 12% Cumulative Convertible Preferred Stock, shall have a par value of $10 per share, and shall have the following rights and preferences:

           1.Dividends. The holders of the shares of 12% Cumulative Convertible Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors dividends at the rate of One Dollar and Twenty Cents ($1.20) per share per annum, and no more, payable in cash quarterly commencing on April 1, 1992, and continuing on the first day of July, October, January, and April of each year that any shares of 12% Cumulative Convertible Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shall accrue on each share of 12% Cumulative Convertible Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of 12% Cumulative Convertible Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

             For purposes hereof, unless the context otherwise requires, the term "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, on the repurchase or redemption of shares of capital stock of the Company (other than redemptions provided for in Subsection 3 hereof or repurchases of Common Stock held by employees of the Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property.

           2.Voting Rights. Each share of 12% Cumulative Convertible Preferred Stock shall entitle the holder thereof to 40 votes on all matters submitted to a vote of the Company's shareholders.

           3.Redemption.

             (a) The Company may, at any time after issuance of the 12% Cumulative Convertible Preferred Stock, call for redemption at the Redemption Price (as defined below) any or all of the outstanding shares of 12% Cumulative Convertible Preferred Stock in accordance with this Subsection 3. If the Company redeems less than all the outstanding shares of 12% Cumulative Convertible Preferred Stock, the Company shall redeem from each holder a number of shares of 12% Cumulative Convertible Preferred Stock that bears the same proportion to all the shares of 12% Cumulative Convertible Preferred Stock to be redeemed as the shares of 12% Cumulative Convertible Preferred Stock held of record by the holder bears to all the shares of 12% Cumulative Convertible Preferred Stock at the time outstanding. However, if a fraction of a share would be redeemed from any holder, the Company may, in order to avoid the redemption of a fractional share, redeem the next higher whole number of shares from the holder or, at its option, add that fraction to the shares to be redeemed from any other holder or holders.
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             (b)           The Company shall mail notice of any redemption by
certified mail, postage prepaid, to each holder of record of the shares of the 12% Cumulative Convertible Preferred Stock to be redeemed, at his or her address registered with the Company, which notice shall be accompanied by payment in full of the Redemption Price. The date of the mailing of notice of redemption shall be the Redemption Date.

             (c) If notice of redemption has been mailed and the Company has made payment of the Redemption Price, on the Redemption Date all rights of the holders of the shares, as shareholders of the Company by reason of the ownership of the shares, shall cease, and after the Redemption Date the shares shall not be outstanding. If less than all the shares represented by any certificate are redeemed, a new certificate, representing the unredeemed shares, shall be issued to the holder thereof without cost (except for the payment of any applicable transfer taxes) to the holder.

             (d) To facilitate the redemption of any shares of 12% Cumulative Convertible Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Company to be closed as to such shares as of the record date for determining the holders of 12% Cumulative Convertible Preferred Stock entitled to notice of redemption.

             (e) For purposes hereof, the term "Redemption Price" shall mean $10.50 per share of 12% Cumulative Convertible Preferred Stock.

             (f) In the event that the shares of 12% Cumulative Convertible Preferred Stock are redeemed, the Board of Directors reserves the right to further amend the Company's Articles of Incorporation to amend and re-designate the rights and preferences applicable to the shares of Preferred Stock designated herein as 12% Cumulative Convertible Preferred Stock.

           4.Optional Conversion Into Common Stock.

             (a) Subject to the provisions of Subsection 3 hereof regarding redemption, and subject to the terms and conditions of this Subsection 4, the holder of any share or shares of 12% Cumulative Convertible Preferred Stock has the right at any time after the expiration of six months after the issuance of the shares of 12% Cumulative Convertible Preferred Stock at its option to convert all or a portion of the shares of 12% Cumulative Convertible Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of 12% Cumulative Convertible Preferred Stock converted by 40. However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount dis-tributable on the 12% Cumulative Convertible Preferred Stock. The holder may exercise this right of conversion only by giving written notice that the holder elects to convert a stated number of shares of the 12% Cumulative Convertible Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the 12% Cumulative Convertible Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.
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             (b)           Promptly after the receipt of the written notice
referred to above and surrender of the share or shares of 12% Cumulative Convertible Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares. No fractional shares shall be issued upon conversion of the 12% Cumulative Convertible Preferred Stock into shares of Common Stock. To the extent per-mitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of the 12% Cumulative Convertible Preferred Stock shall become the holder of record of the shares of Common Stock.

           5.Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the 12% Cumulative Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Common Stock, an amount equal to Ten Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the 12% Cumulative Convertible Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the 12% Cumulative Convertible Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the 12% Cumulative Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5.

       (d)Of the 250,000 shares of Preferred Stock authorized hereunder, 200,000 shares of Preferred Stock shall be designated Class A Variable Rate Cumulative Convertible Preferred Stock ("Class A Preferred Stock"), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

           1.Dividends. The holders of the shares of Class A Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors cumulative dividends at the rate of 5.55% per annum; provided, however, the dividend rate shall be adjusted monthly commencing on April 1, 1992, and continuing on the first day of each and every month thereafter while each share of Class A Preferred Stock is outstanding. The dividend rate for each such month shall be equal to the published rate paid by Texas Commerce Bank, National Association, Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month plus 2%. Dividends shall be payable in cash quarterly
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
commencing on April 1, 1992, and continuing on the first day of July, October, January, and April of each year that any shares of Class A Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shall accrue on each share of Class A Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Class A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

             For purposes hereof, unless the context otherwise requires, the term "distribution" shall mean the transfer of cash or property without consideration, or issuance of indebtedness, whether by way of dividend or otherwise, payable other than in Common Stock, as a dividend on any class or series of capital stock of the Company on the repurchase or redemption of shares of capital stock of the Company (other than repurchases of Common Stock held by employees of the Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property or as a payment by the Company in liquidation of all or a portion of its assets.

           2.Voting Rights. Each share of Class A Preferred Stock shall entitle the holder thereof to that number of votes which is equal to the number of shares of Common Stock into which the Class A Preferred Stock is convertible pursuant to Subsection 4 at the time the vote is taken, on all matters submitted to a vote of the Company's shareholders. Except as otherwise provided herein or required by law, holders of shares of Class A Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock entitled to vote and not as a separate class.

           3.[Intentionally omitted.]

           4.Optional Conversion Into Common Stock.

             (a) Subject to the terms and conditions of this Subsection 4, the holder of any share or shares of Class A Preferred Stock has the right at any time after the issuance of the shares of Class A Preferred Stock at its option to convert all or a portion of the shares of Class A Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class A Preferred Stock by a fraction, the numerator of which is $10.00 and the denominator is the Conversion Price (as hereinafter defined). However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class A Preferred Stock. The holder may exercise this right of conversion only by giving written notice that the holder elects to convert a stated number of shares of the Class A Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the Class A Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.
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             (b)           Promptly after the receipt of the written notice
referred to above and surrender of the share or shares of Class A Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares. No fractional shares shall be issued upon conversion of the Class A Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of the Class A Preferred Stock shall become the holder of record of the shares of Common Stock.

             (c) The conversion price per share of Common Stock as of any date (the "Conversion Price") shall be $.058375 (the "Initial Conversion Price"), as adjusted from time to time in accordance with paragraph (d) of this Subsection 4.

             (d)           (1)     In the event that the Company shall make any
distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, each holder of a share of Class A Preferred Stock shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                           (2)     If at any time the Company shall subdivide
its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (3)     If any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for their shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, each holder of a share(s) of Class A Preferred Stock shall have the right thereafter for so long as such share(s) is outstanding to convert such share(s) into the kind and amount of stock, securities, or assets receivable upon such reorganization, reclassification, consolidations, merger, or sale by a holder of the number of shares of Common Stock into which such share(s) of Class A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidations, merger, or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.
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                           (4)     Before taking any action which would cause an
adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of shares of Class A Preferred Stock, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price as so adjusted.

                           (5)     Whenever the Conversion Price is adjusted, as
herein provided, the Company shall send to each holder of a share of Class A Preferred Stock a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (6)     In case:

                                   (1)     the Company shall declare a dividend
(or any other distribution) on its Common Stock; or

                                   (2)     the Company shall authorize the
granting to holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                                    (3)     of any capital reorganization or
reclassification of the capital stock of the Company or of any consolidation or merger of the Company with another corporation, or of the sale of all or substantially all of its assets to another corporation which is to be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities, or other assets with respect to or in exchange for Common Stock; or

                                   (4)     of the voluntary or involuntary
dissolution, liquidation, or winding up of the Company;

then the Company shall promptly send to the holder of each share of Class A Preferred Stock, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record date is not to be taken, the date as of which the holders of shares of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up.

           5.Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Class A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Class B Preferred Stock or Common Stock, an amount equal to Ten
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Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Class A Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Class B Preferred Stock or Common Stock. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the Class A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Class A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5.

       (e)Of the 250,000 shares of Preferred Stock authorized hereunder, 22,500 shares of Preferred Stock shall be designated Class B Variable Rate Cumulative Convertible Preferred Stock ("Class B Preferred Stock"), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

           1.Dividends. The holders of the shares of Class B Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors cumulative dividends at the rate of 5.55% per annum; provided, however, the dividend rate shall be adjusted monthly commencing on April 1, 1992, and continuing on the first day of each and every month thereafter while each share of Class B Preferred Stock is outstanding. The dividend rate for each such month shall be equal to the published rate paid by Texas Commerce Bank, National Association, Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month plus 2%. Dividends shall be payable in cash quarterly commencing on April 1, 1992, and continuing on the first day of July, October, January, and April of each year that any shares of Class B Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shall accrue on each share of Class B Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Class B Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

             For purposes hereof, unless the context otherwise requires, the term "distribution" shall mean the transfer of cash or property without consideration, or issuance of indebtedness, whether by way of dividend or otherwise, payable other than in Common Stock, as a dividend on any class or series of capital stock of the Company on the repurchase or redemption of shares of capital stock of the Company (other than redemptions provided for in Subsection 3 hereof or repurchases of Common Stock held by employees of the
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Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property or as a payment by the Company in liquidation of all or a portion of its assets.

           2.Voting Rights. Except as otherwise provided by law, the shares of Class B Preferred Stock shall have no voting rights.

           3.Redemption.

             (a) The Company may, at any time after issuance of the Class B Preferred Stock, call for redemption at the Redemption Price (as defined below) any or all of the outstanding shares of Class B Preferred Stock in accordance with this Subsection 3. The Company shall mail notice of any redemption by certified mail, postage prepaid, to each holder of record of the shares of the Class B Preferred Stock to be redeemed, at his or her address registered with the Company, which notice shall be accompanied by payment in full of the Redemption Price. The date of the mailing of notice of redemption shall be the Redemption Date.

             (b) If notice of redemption has been mailed and the Company has made payment of the Redemption Price, on the Redemption Date all rights of the holders of the shares, as shareholders of the Company by reason of the ownership of the shares, shall cease, and after the Redemption Date the shares shall not be outstanding. If less than all the shares represented by any certificate are redeemed, a new certificate, representing the unredeemed shares, shall be issued to the holder thereof without cost (except for the payment of any applicable transfer taxes) to the holder. If called for redemption, the right to convert Class B Preferred Stock to Common Stock pursuant to Subsection 4 shall terminate on the close of business on the day before the date fixed for actual payment of the Redemption Price unless the Company shall default in paying the Redemption Price.

             (c) To facilitate the redemption of any shares of Class B Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Company to be closed as to such shares as of the record date for determining the holders of Class B Preferred Stock entitled to notice of redemption.

             (d) For purposes hereof, the term "Redemption Price" shall mean $10.00 per share of Class B Preferred Stock, plus the amount of any accrued and unpaid dividends on such share on the date payment of the Redemption Price is paid.

           4.Optional Conversion Into Common Stock.

             (a) Subject to the provisions of Subsection 3 hereof regarding redemption, and subject to the terms and conditions of this Subsection 4, the holder of any share or shares of Class B Preferred Stock has the right at any time after the issuance of the shares of Class B Preferred Stock at its option to convert all or a portion of the shares of Class B Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class B Preferred Stock by a fraction, the numerator of which is $10.00 and the denominator is the Conversion Price (as hereinafter defined). However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class B Preferred Stock. The holder may exercise this right of conversion only by giving written notice
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that the holder elects to convert a stated number of shares of the Class B
Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the Class B Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.

             (b) Promptly after the receipt of the written notice referred to above and surrender of the share or shares of Class B Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares. No fractional shares shall be issued upon conversion of the Class B Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of the Class B Preferred Stock shall become the holder of record of the shares of Common Stock.

             (c) The conversion price per share of Common Stock as of any date (the "Conversion Price") shall be $.058375 (the "Initial Conversion Price"), as adjusted from time to time in accordance with paragraph (d) of this Subsection 4.

             (d)           (1)     In the event that the Company shall make any
distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, each holder of a share of Class B Preferred Stock shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                           (2)     If at any time the Company shall subdivide
its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (3)     If any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for their shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, each holder of a share(s) of Class B Preferred Stock shall have the right thereafter for so long as such share(s) is outstanding to convert such share(s) into the kind and amount of stock, securities, or assets receivable upon such
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reorganization, reclassification, consolidations, merger, or sale by a holder of the number of shares of Common Stock into which such share(s) of Class B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidations, merger, or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

                           (4)     Before taking any action which would cause an
adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of shares of Class B Preferred Stock, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price as so adjusted.

                           (5)     Whenever the Conversion Price is adjusted, as
herein provided, the Company shall send to each holder of a share of Class B Preferred Stock a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (6)     In case:

                                   (1)     the Company shall declare a dividend
(or any other distribution) on its Common Stock; or

                                   (2)     the Company shall authorize the
granting to holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                                   (3)     of any capital reorganization or
reclassification of the capital stock of the Company or of any consolidation or merger of the Company with another corporation, or of the sale of all or substantially all of its assets to another corporation which is to be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities, or other assets with respect to or in exchange for Common Stock; or

                                   (4)     of the voluntary or involuntary
dissolution, liquidation, or winding up of the Company;

then the Company shall promptly send to the holder of each share of Class B Preferred Stock, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record date is not to be taken, the date as of which the holders of shares of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up.
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           5.Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Class B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Common Stock, an amount equal to Ten Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Class B Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the Class B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Class B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5.

       (f)Of the 500,000 shares of Preferred Stock authorized hereunder, 240,000 shares of Preferred Stock shall be designated as Class C 12% Cumulative Convertible Preferred Stock (the "Class C Preferred Stock"), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

          1. Dividends. The holders of the Class C Preferred Stock shall be entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors in an amount equal to 12% per annum of the liquidation preference per share of $20.00. Dividends may be paid (to the extent permissible under the Florida Business Corporation Act) to the holders of the Class C Preferred Stock in cash or shares of Common Stock or Preferred Stock or obligations of the Corporation (or any combination thereof), at the option of the Corporation.

          2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Class C Preferred Stock shall have a liquidation preference of $20.00 per share.

          3. Voting Rights. Except as otherwise required by applicable law, the Class C Preferred Stock shall have no voting rights; provided, however, that each holder of Class C Preferred Stock shall be entitled to notice of all stock-holders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
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          4. Redemption.  The Corporation may not redeem any shares of Class C
Preferred Stock.

          5. Conversion Into Common Stock.

             (1) Subject to the terms and conditions of this subsection, issued and outstanding shares of Class C Preferred Stock shall convert to common stock of the Corporation, par value $.007 per share (the "Common Stock"), on the second anniversary of the filing of this Certificate of Designation with the Secretary of State of Florida (the "Conversion Date"), and with no other action required by the Corporation or the holder of the Class C Preferred Stock. The shares of Class C Preferred Stock held by each holder thereof shall be converted into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class C Preferred Stock by a fraction, the numerator of which is 20 and the denominator of which is the Conversion Price (as hereinafter defined). However, on any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class
C Preferred Stock.

             (2) Promptly after the receipt of certificates representing Class C Preferred Stock and surrender of Class C Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Class C Preferred Stock. No fractional shares shall be issued upon conversion of the Class C Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the Conversion Date (or on the next preceding business day if the Conversion Date is not a business day) and at that time the rights of the holder of Class C Preferred Stock, as such holder, shall cease, and the holder of the Class C Preferred Stock shall become the holder of record of shares of Common Stock.

             (3) The conversion price per share of Class C Preferred Stock (the "Conversion Price") shall be seventy percent (70%) of the average of the bid and asked prices per share of the Common Stock as quoted by Nasdaq (or the closing bid price if no transaction price is available, or, in the case of no closing transaction price and no closing bid price being available, the fair market value of the Common Stock as determined in good faith by the Corporation's Board of Directors) for the twenty (20) consecutive trading days prior to the Conversion Date.

          6. Rank. With respect to the payment of dividends and rights to redemption and upon liquidation, the shares of the Class C Preferred Stock shall be subordinate to the issued and outstanding shares of Class A Preferred Stock and Class B Preferred Stock of the Corporation and shall rank senior to the shares of Common Stock of the Corporation."

ARTICLE IV

VOTING RIGHTS

  Each holder of Common Stock is entitled to one vote for each share of Common Stock that he holds on each matter submitted to a vote at a meeting of shareholders.
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ARTICLE V

BOARD OF DIRECTORS

   1. Number. The property, business, and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation shall not be less than five nor more than nine, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be five until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of a director at that time in office. As used in this Article V, the term "whole Board" means the total number of directors which the corporation would have if there were no vacancies.

   2. Classes. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors acting by a majority of the directors then in office and any directors so chosen would hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.
 No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

   3. Removal. Any director may be removed by the vote of a majority of the whole Board of Directors, but only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction; or (b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal. In addition, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.

   4. Vacancies. Any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, the creation of a new directorship by an increase in the authorized number of directors, or otherwise shall be filled by a majority vote of the directors then in office, though less than a quorum of the entire Board of Directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.
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   5.  Amendment, Alteration, Repeal, Etc.  Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote in the election of directors shall be required to amend, alter, or repeal or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

LIQUIDATION, REORGANIZATION, MERGER, CONSOLIDATION,
SALE OF SUBSTANTIALLY ALL ASSETS, OR RECLASSIFICATION OF
SECURITIES

  Any liquidation, reorganization, merger, consolidation, sale of substantially all of the corporation's assets, or the reclassification of its securities shall be approved by (a) the holders of at least a majority of the issued and outstanding Common Stock held by other than officers, directors, and those persons who hold 5% or more of the outstanding Common Stock, and (b) a vote of a majority of shares of issued and outstanding Common Stock held by the Company's officers, directors, and those persons who hold 5% or more of the outstanding Common Stock. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote in the election of directors shall be required to amend, alter, or repeal, or to adopt any provision inconsistent with, this Article VI.
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